United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd floor, Borough A, Block A. No. 181, South Taibai Road,
Xi’an, Shaanxi province, PRC 710065
(Address of principal executive offices) (Zip Code)

 Registrant’s telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐       Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2017 (June 29, 2017, 10am, Beijing Time), China Green Agriculture, Inc. (the “Company”) held its FY2016 annual shareholders meeting (the “Meeting”). At the Meeting, the following proposals were submitted to a vote of the stockholders of the Company: (i) the election of five persons to the Board of Directors of the Company (“Proposal No. 1”), and (ii) to ratify the appointment of KSP Group, Inc. (“KSP”) as our independent registered public accounting firm for the fiscal year ending June 30, 2017 (“Proposal No. 2”). Holders of 18,225,146 shares of common stock were present by proxy at the Meeting, or 47.3% of 38,551,265 shares, the total outstanding shares, representing a quorum of more than one-third of the shares outstanding and entitled to vote at the Meeting as of the record date.

Pursuant to Proposal No. 1, Messrs. Tao Li, Lianfu Liu, Daqing Zhu, Jianlei Shen, and Ms. Ale Fan were elected to serve as directors until the next annual shareholders meeting or until their successors are duly elected or appointed. No broker Non-votes are counted. The results of Proposal No. 1 were as follows:

Director Nominee	For	Withhold
Tao Li	16,235,876	1,989,270
Ale Fan	16,289,066	1,936,080
Daqing Zhu	15,917,796	2,307,350
Lianfu Liu	15,820,505	2,404,641
Jianlei Shen	15,869,416	2,355,730

Pursuant to Proposal No. 2, the appointment of KSP Group, Inc. as independent registered public accountants was ratified. No broker Non-votes are counted. The results of Proposal No. 2 were as follows:

	No. of Votes	No. of Votes	No. of Votes
	For	Against	Abstain

to ratify the appointment of KSP Group, Inc.	17,350,000	867,896	7,250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2017

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Zhuoyu Li
Zhuoyu Li,
President

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